      As filed with the Securities and Exchange Commission on June 8, 1998
                                                     Registration Number 333-323

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                             ALLEGHANY CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                                51-0283071
    (State or other jurisdiction of         (I.R.S. Employer Identification
     incorporation or organization)                      Number)

               375 Park Avenue                            10152
              New York, New York                       (Zip Code)
 (Address of Principal Executive Offices)


        CHICAGO TITLE AND TRUST COMPANY SAVINGS AND PROFIT SHARING PLAN
                              (Full Title of Plan)

                              Robert M. Hart, Esq.
                     Senior Vice President, General Counsel
                                 and Secretary
                             Alleghany Corporation
                                375 Park Avenue
                            New York, New York 10152
                                 (212) 752-1356
                    (Name and address of agent for service)

                              -------------------

                                   Copies to:
                             Linda E. Ransom, Esq.
                              Dewey Ballantine LLP
                          1301 Avenue of the Americas
                         New York, New York 10019-6092
                                 (212) 259-6570

                              -------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
                                                                 PROPOSED
                                           PROPOSED              MAXIMUM
TITLE OF SECURITIES TO   AMOUNT TO BE   MAXIMUM OFFERING    AGGREGATE OFFERING       AMOUNT OF
  BE REGISTERED(1)       REGISTERED(2)   PRICE PER UNIT           PRICE           REGISTRATION FEE
---------------------------------------------------------------------------------------------------
Common stock,
  par value $1.00
  per share                 15,606           (3)                  (3)                 (3)
---------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Pursuant to Rule 416(b) under the Securities Act of 1933, this Post-Effective Amendment No. 1 is being filed to reflect the registration of, in addition to the 15,000 shares of the registrant's common stock previously registered, an additional 606 shares of common stock of the registrant as a result of two 2% stock dividends paid on the registrant's common stock since the date of filing of the registration statement.

(3) The registration fee was paid and information relating to its calculation was previously provided.

                                   SIGNATURES



     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 8th day of June, 1998.


                                  ALLEGHANY CORPORATION


                                  By:   /s/ John J. Burns, Jr.
                                        ----------------------------------------
                                        John J. Burns, Jr.
                                        President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: June 8, 1998                By:   /s/ John J. Burns, Jr.
                                        ----------------------------------------
                                                   John J. Burns, Jr.
                                                 President and Director
                                             (principal executive officer)



Date: June 8, 1998                By:                      *
                                        ----------------------------------------
                                                   Dan R. Carmichael
                                                        Director



Date: June 8, 1998                By:   /s/ David B. Cuming
                                        ----------------------------------------
                                                    David B. Cuming
                                                 Senior Vice President
                                             (principal financial officer)



Date: June 8, 1998                By:                      *
                                        ----------------------------------------
                                                  Allan P. Kirby, Jr.
                                                        Director



Date:                             By:
                                        ----------------------------------------
                                                   Thomas S. Johnson
                                                        Director

Date:                             By:
                                        ----------------------------------------
                                                      Roger Noall
                                                        Director



Date: June 8, 1998                By:                      *
                                        ----------------------------------------
                                                       F.M. Kirby
                                           Chairman of the Board and Director



Date: June 8, 1998                By:                      *
                                        ----------------------------------------
                                                    William K. Lavin
                                                        Director



Date: June 8, 1998                By:             /s/ Peter R. Sismondo
                                        ----------------------------------------
                                                   Peter R. Sismondo
                                               Vice President, Controller,
                                           Treasurer and Assistant Secretary
                                             (principal accounting officer)



Date: June 8, 1998                By:                      *
                                        ----------------------------------------
                                                     James F. Will
                                                        Director




Date: June 8, 1998                By:                      *
                                        ----------------------------------------
                                                   Paul F. Woodberry
                                                        Director







                *By:       /s/ John J. Burns, Jr.
                    ----------------------------------------
                               John J. Burns, Jr.
                                Attorney-in-Fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee of the Chicago Title and Trust Company Savings and Profit Sharing Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 8th day of June, 1998.


                                       CHICAGO TITLE AND TRUST COMPANY
                                       SAVINGS AND PROFIT SHARING PLAN


                                       By:   /s/ Thomas J. Adams
                                           ------------------------------------
                                           Thomas J. Adams
                                           Secretary, The Chicago Trust Company